Exhibit No. 21

Subsidiaries of Reserve Industries Corporation as of November 30, 1999


           Name                                 State of Incorporation
 --------------------------                     ----------------------
 Reserve Silica Corporation                         Washington
 Reserve Minerals Corporation                       Delaware
 Reserve Abrasives Ltd., Inc.                       New Mexico
 Reserve Rossborough Ventures Corporation           New Mexico
 Reserve Rossborough Corporation                    New Mexico


                                                Country of Incorporation
                                                ------------------------
 L-Bar Canada Inc.                                  Canada